( BW)(MA-SONUS)(SONS) Sonus Networks Reports 2002 Fourth Quarter and Annual Financial Results

    Business Editors

    WESTFORD, Mass.--(BUSINESS WIRE)--Jan. 22, 2003--Sonus Networks, Inc. (Nasdaq: SONS), a leading provider of voice infrastructure solutions for the new public network, today reported its financial results for its fourth quarter and fiscal year ended December 31, 2002, in accordance with U.S. generally accepted accounting principles
(GAAP).
   Revenues for the fourth quarter of fiscal 2002 were $12.7 million compared with $38.9 million in the same period last year. Net loss for the fourth quarter of fiscal 2002 was $12.8 million or $0.07 per share compared with a net loss for the fourth quarter of fiscal 2001 of $13.4 million or $0.07 per share.
    Revenues for fiscal year 2002 were $62.6 million compared with $173.2 million for fiscal year 2001. Net loss for fiscal year 2002 was $68.5 million or $0.36 per share compared with a net loss for fiscal year 2001 of $645.4 million or $3.74 per share.
    "We made considerable progress in building our business fundamentals in Q4," said Hassan Ahmed, president and CEO, Sonus Networks. "We reported a sequential increase in revenues and a reduced net loss compared to the third quarter, and our cash balance increased as well. The gains made in the quarter are reflective of progress with our customers and our continued focus on Sonus' financial metrics."
    During the quarter, Sonus announced that NTT Communications, one of the world's leading carriers, is using Sonus' packet voice infrastructure solutions to offload modem-generated Internet traffic from its circuit-switched network, and has also begun a field trial of enterprise VoIP services using the Sonus platform. Earlier this week, Sonus announced that NuVox, an integrated communications provider serving the Midwestern and Southeastern United States, selected Sonus to develop a VoIP network that will carry all of NuVox's long distance voice traffic, as well as offload Internet traffic from NuVox's circuit-switched local voice network.
   One of Sonus' existing customers, Global Crossing, achieved a significant milestone during the quarter, highlighting the scalability and robustness of Sonus' voice infrastructure solutions. Global Crossing carried more than one billion minutes of voice traffic for carrier and enterprise customers on its Sonus-based VoIP network in the month of November alone.
    Further expanding its presence in international markets, Sonus announced relationships with two new distribution partners in the quarter. Welltech Computer Corporation will provide the full range of Sonus packet voice products to the Taiwanese carrier market, and COMPTA will distribute and support the complete Sonus product line in Portugal.
    In November, Sonus was again named the leading provider of carrier-class packet voice equipment, a position the company has held for nine consecutive quarters. Market analysis firms In-Stat/MDR, Infonetics Research and Synergy Research Group issued third quarter 2002 market share reports identifying Sonus as the industry leader in several key service provider packet telephony market segments.
    "Looking ahead, our 2003 priorities are clear," continued Ahmed. "We are focused on building our customer base, expanding into new target markets, and continuing to deliver the product innovations that have set us apart in the market. Additionally, we will continue to manage our business with precision, driving toward profitability."

    About Sonus Networks

    Sonus Networks, Inc., is a leading provider of packet voice infrastructure products for the new public network. With its Open Services Architecture(TM) (OSA), Sonus delivers end-to-end solutions addressing a full range of carrier applications, including trunking, residential access and Centrex, tandem switching, and IP voice termination, as well as enhanced services. Sonus' award-winning voice infrastructure solutions, including media gateways, softswitches and network management systems, are deployed in service provider networks worldwide. Sonus, founded in 1997, is headquartered in Westford, Massachusetts. Additional information on Sonus is available at http://www.sonusnet.com.

    This release may contain projections or other forward-looking statements regarding future events or the future financial performance of Sonus that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to Sonus' Quarterly Report on Form 10-Q, dated November 13, 2002 and filed with the SEC, which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements. These risk factors include, among others, the adverse effect of recent developments in the telecommunications industry, the weakened financial position of many service providers, Sonus' ability to grow its customer base, dependence on new product offerings, market acceptance of its products, rapid technological and market change and manufacturing and sourcing risks. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

    Sonus is a registered trademark of Sonus Networks. Open Services Architecture is a trademark of Sonus Networks. All other company and product names may be trademarks of the respective companies with which they are associated.

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                         SONUS NETWORKS, INC.
                 Condensed Consolidated Balance Sheets
                            (In thousands)

                                                   Dec. 31,   Dec. 31,
                                                     2002       2001
                      Assets
Current assets:
     Cash, cash equivalents and marketable
      securities                                   $111,167  $125,067
     Accounts receivable, net                         2,956     9,440
     Inventories                                     10,776    18,865
     Other current assets                             3,806     2,952

         Total current assets                       128,705   156,324
Property and equipment, net                          11,174    23,335
Goodwill and purchased intangible assets, net         1,174     4,536
Other assets, net                                       480       689

                                                   $141,533  $184,884

       Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable and accrued expenses          $37,521   $36,301
     Accrued restructuring expenses                   3,143     8,596
     Deferred revenue                                29,235    13,349
     Current portion of long-term obligations         1,606     1,055

          Total current liabilities                  71,505    59,301
Long-term obligations, less current portion           3,293    12,698
Convertible subordinated notes                       10,000    10,000
Stockholders' equity:
     Common stock                                       207       205
     Capital in excess of par value                 858,126   860,883
     Accumulated deficit                           (797,868) (729,398)
     Deferred compensation                           (3,469)  (28,721)
     Treasury stock                                    (261)      (84)

          Total stockholders' equity                 56,735   102,885

                                                   $141,533  $184,884

                         SONUS NETWORKS, INC.
           Condensed Consolidated Statements of Operations
                     US GAAP and Adjusted Results
                (In thousands, except per share data)
                              (unaudited)

                      Three months ended
                       December 31, 2002

                US GAAP    Adjustments    Adjusted
                Results                   Results
                                            (A)

Revenues         $12,660      $--        $12,660
Cost of
 revenues          6,298       --          6,298

Gross
 profit            6,362       --          6,362

Operating
 expenses:
Research and
 development       8,783       --          8,783
Sales and
 marketing         5,656       --          5,656
General and
 administrative      539       --            539
Stock-based
 compensation      3,841     (3,841)        --
Amort. of
 goodwill and
 purchased
 intangible
 assets              358       (358)        --
Write-off of
 goodwill and
 purchased
 intangible
 assets              175       (175)        --
Restructuring
 charges
 (benefit),
 net                  16        (16)        --

Total
 operating
 expenses         19,368     (4,390)      14,978

Loss from
 operations      (13,006)     4,390       (8,616)
Interest
 expense            (238)        --         (238)
Interest
 income              424         --          424

Net loss        $(12,820)    $4,390      $(8,430)

Basic and
 diluted net
 loss per
 share            $(0.07)

Shares used in
 computation     195,648


                        Three months ended
                         December 31, 2001

                 US GAAP    Adjustments   Adjusted
                 Results                  Results
                                            (A)

Revenues         $38,863      $--        $38,863
Cost of
 revenues         17,398       --         17,398

Gross
 profit           21,465       --         21,465

Operating
 expenses:
Research and
 development      15,642       --         15,642
Sales and
 marketing        10,504       --         10,504
General and
 administrative    3,796       --          3,796
Stock-based
 compensation      7,161     (7,161)         --
Amort. of
 goodwill and
 purchased
 intangible
 assets              480       (480)         --
Write-off of
 goodwill and
 purchased
 intangible
 assets           (1,984)     1,984          --
Restructuring
 charges
 (benefit),
 net                    -          -         --

Total
 operating
 expenses         35,599     (5,657)      29,942

Loss from
 operations      (14,134)     5,657       (8,477)
Interest
 expense            (219)        --         (219)
Interest
 income              952         --          952

Net loss        $(13,401)    $5,657      $(7,744)

Basic and
 diluted net
 loss per
 share            $(0.07)

Shares used in
 computation     181,260


(A) These Adjusted Condensed Consolidated Statements of Operations are for informational purposes only and are not in accordance with US generally accepted accounting principles (GAAP). These statements exclude the impact of the amortization of stock-based compensation, amortization of goodwill and purchased intangible assets, the write-off of goodwill and purchased intangible assets and restructuring charges (benefits).


                         SONUS NETWORKS, INC.
           Condensed Consolidated Statements of Operations
                     US GAAP and Adjusted Results
                (In thousands, except per share data)

                           Year ended
                        December 31, 2002

                US GAAP    Adjustments    Adjusted
                Results                   Results
                                            (A)

Revenues        $62,558       $--         $62,558
Cost of
 revenues:
Write-off of
 inventory and
 purchase
 commitments      9,434     (9,434)          --
Other cost of
 revenues        30,868        --          30,868

Total cost of
 revenues        40,302     (9,434)        30,868

Gross profit     22,256      9,434         31,690

Operating
 expenses:
Research and
 development     45,308        --          45,308
Sales and
 marketing       27,863        --          27,863
General and
 administrative   6,140        --           6,140
Stock-based
 compensation    19,496    (19,496)          --
Amort. of
 goodwill and
 purchased
 intangible
 assets           1,514     (1,514)          --
Write-off of
 goodwill and
 purchased
 intangible
 assets           1,848     (1,848)          --
Restructuring
 charges
 (benefit), net (10,125)    10,125           --
In-process
 research and
 development         --        --            --

Total operating
 expenses        92,044    (12,733)        79,311

Loss from
 operations     (69,788)    22,167        (47,621)
Interest
 expense           (676)       --            (676)
Interest income   1,994        --           1,994

Net loss       $(68,470)   $22,167       $(46,303)

Basic and
 diluted net
 loss per share  $(0.36)

Shares used in
 computation    189,889


                           Year ended
                        December 31, 2001

                US GAAP    Adjustments    Adjusted
                Results                   Results
                                            (A)

Revenues       $173,199       $--        $173,199
Cost of
 revenues:
Write-off of
 inventory and
 purchase
 commitments        --         --            --
Other cost of
 revenues        75,698        --          75,698

Total cost of
 revenues        75,698        --          75,698

Gross profit     97,501        --          97,501

Operating
 expenses:
Research and
 development     65,004        --          65,004
Sales and
 marketing       42,267        --          42,267
General and
 administrative  13,068        --          13,068
Stock-based
 compensation    75,500    (75,500)          --
Amort. of
 goodwill and
 purchased
 intangible
 assets         107,759   (107,759)          --
Write-off of
 goodwill and
 purchased
 intangible
 assets         374,735   (374,735)          --
Restructuring
 charges
 (benefit), net  25,807    (25,807)          --
In-process
 research and
 development     43,800    (43,800)          --

Total operating
 expenses       747,940   (627,601)       120,339

Loss from
 operations    (650,439)   627,601        (22,838)
Interest
 expense           (567)       --            (567)
Interest income   5,574        --           5,574

Net loss      $(645,432)  $627,601       $(17,831)

Basic and
 diluted net
 loss per share  $(3.74)

Shares used in
 computation    172,382


(A) These Adjusted Condensed Consolidated Statements of Operations are for informational purposes only and are not in accordance with US generally accepted accounting principles (GAAP). These statements exclude the impact of the write-off of inventory and purchase commitments, amortization of stock-based compensation, amortization of goodwill and purchased intangible assets, the write-off of goodwill and purchased intangible assets, restructuring charges (benefit) and in-process research and development expenses.
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    --30--KC/bo*

    CONTACT: Sonus Networks, Inc.
             Investor Relations:
             Jocelyn Philbrook, 978/589-8672
             jphilbrook@sonusnet.com
             or
             Media Relations:
             Beth Morrissey, 978/589-8579
             bmorrissey@sonusnet.com

    KEYWORD: MASSACHUSETTS
    INDUSTRY KEYWORD: SOFTWARE NETWORKING EARNINGS
    SOURCE: Sonus Networks, Inc.